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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 15, 1999 on the consolidated financial statements and schedule of Richfood Holdings, Inc. as of May 1, 1999 and May 2, 1998 and for each of the three fiscal years in the period ended May 1, 1999, incorporated by reference in the Joint Proxy Statement/Prospectus of SUPERVALU INC. and Richfood Holdings, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of SUPERVALU INC. for the registration of shares of SUPERVALU INC. common stock.


                                            /s/ ERNST & YOUNG LLP


Richmond, Virginia
July 28, 1999